Exhibit 10.2
FIRST AMENDMENT TO THE
KRYSTAL BIOTECH, INC.
2017 IPO STOCK INCENTIVE PLAN

This First Amendment (the “Amendment”) to the Krystal Biotech, Inc. 2017 IPO Stock Incentive Plan (the “Plan”) is made and entered into effective as of August 2, 2024 (the “Effective Date”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plan.
RECITALS
WHEREAS, the Company previously established the Plan;
WHEREAS, the Board has the authority to amend the Plan pursuant to Section 13 of the Plan; and
WHEREAS, the Board desires to amend the Plan as set forth in this Amendment.
NOW, THEREFORE, the Board does hereby amend the Plan, effective as of the Effective Date, as follows:
1.Revision of certain definitions contained in Section 2 of the Plan.
(a)Section 2(j) of the Plan is hereby amended by deleting the present Section 2(j) in its entirety and substituting the following in lieu thereof:
“(j)    “Change in Control” means the occurrence of any of the following events:
(i)Any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or its Affiliates, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;
(ii)During any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board (excluding any person whose election or nomination for election was a result of either an actual or threatened election contest as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act);
(iii)A merger or consolidation of the Company or a Subsidiary with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or the ultimate parent company of the Company outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in clause (i) above) acquires more than 50% of the combined voting power of the Company’s then outstanding securities; and
(iv)A complete liquidation or dissolution of the Company or the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale. Notwithstanding the foregoing, for purposes of any payment made to a Grantee under this Plan that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A of the Code (“Section 409A”), to the extent the impact of a Change in Control on such payment would subject the Grantee to additional taxes under Section 409A, a Change in Control for purposes of such payment will mean both a Change in Control and a “change in the ownership of a corporation,” “change in the effective control of a corporation,” or a “change in the ownership of a substantial portion of a corporation’s assets” within the meaning of Section 409A as applied to the Company.”
(b)Section 2(p) of the Plan is hereby amended by deleting the present Section 2(p) in its entirety and substituting the following in lieu thereof: “(p) Intentionally Blank.”
(c)Section 2(r) of the Plan is hereby amended by deleting the present Section 2(r) in its entirety and substituting the following in lieu thereof: “(r) Intentionally Blank.” Any other references in the Plan to “Corporate Transaction” shall be replaced in each instance with “Change in Control.”
(d)Section 2(kk) of the Plan is hereby amended by deleting the present Section 2(kk) in its entirety and substituting the following in lieu thereof: “(kk) Intentionally Blank.” Any other references in the Plan to “Registration Date” shall be replaced in each instance with “effective date of the Plan.”

2.Amendment and Restatement of Section 11. Section 11 of the Plan is hereby amended by deleting the present section in its entirety and substituting the following in lieu thereof:
“11.    Change in Control.
(a)Treatment of Awards Assumed or Replaced by a Successor Entity. Unless otherwise provided by the Administrator in an Award Agreement or any other written agreement between the Grantee and the Company or a Related Entity, in the event of a Change in Control in which outstanding Awards are Assumed or Replaced under the successor entity’s or its Parent’s (together, the “Successor Entity”) equity compensation plan for outstanding Awards on the same terms and conditions as the original Awards, such Awards that are Assumed or Replaced shall not vest solely as a result of the occurrence of the Change in Control.

(b)Treatment of Awards Assumed or Replaced upon a Termination of Continuous Service Following a Change in Control. If, within twenty-four (24) months following the date of such Change in Control, Grantee’s Continuous Service is terminated by the Successor Entity without Cause, any outstanding Assumed Awards or Replaced Awards shall become immediately vested and exercisable. Unless the applicable Award Agreement specifically provides for different treatment, upon the circumstances described in this Section 11(b), Awards that vest based on performance shall be settled at the greater of (i) the target level of performance as set forth in the Award Agreement, and (ii) the actual performance achieved, measured and calculated as of the date of such Change in Control, pursuant to a shortened performance period ending on the occurrence of such Change in Control.

(c)Treatment of Awards not Assumed or Replaced on a Change in Control. Unless otherwise provided by the Administrator in an Award Agreement or any or any other written agreement between the Grantee and the Company or a Related Entity, upon a Change in Control, in which outstanding Awards are not Assumed or Replaced by the Successor Entity as provided in Section 11(a) above, any such Awards shall become immediately vested and exercisable, and any restrictions then in force will lapse, with performance-based Awards deemed earned at the greater of (i) the target level of performance as set forth in the Award Agreement, and (ii) the actual performance achieved, measured and calculated as of the date of the Change in Control, pursuant to a shortened performance period ending on the occurrence of such Change in Control.

(d) Notwithstanding any other provision herein to the contrary, the Administrator may, in its sole discretion, provide for accelerated vesting or lapse of restrictions, of an Award at any time.”

3.    Miscellaneous. Except as expressly set forth herein, all terms and provisions contained in the Plan shall remain in full force and effect and are hereby ratified and confirmed. The provisions of this Amendment shall be binding upon, and shall inure to the benefit of, the successors and assigns of the Company and Grantees, respectively. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.
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